UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2005
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)	93111 (Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On August 10 2005, Superconductor Technologies Inc. (the “Company”) entered into purchase agreements with selected institutional investors for the registered direct sale of 17,123,288 shares of common stock and warrants to purchase 3,424,658 shares of common stock at an exercise price of $1.11 per share at an aggregate offering price of approximately $12.5 million. In addition, each investor will receive an option exercisable for 90 trading days to purchase 20% of the common stock and warrants purchased in the first closing on the same terms.
     The Company expects the first closing will generate net proceeds of approximately $11.4 million, and it expects to close the first offering on or before August 16, 2005. Assuming all investor options are exercised, the Company would receive additional gross proceeds of approximately $2.5 million (for total gross proceeds of $15.0 million) and would issue an additional 3,424,658 shares of common stock and warrants to purchase 684,932 shares of common stock. Net proceeds from additional closings would be approximately $2.3 million if all options are exercised.
     The Company also entered into a related Placement Agency Agreement with SG Cowen & Co., Inc. who is acting as exclusive placement agent for the offering, and the Company has agreed to pay the placement agent a fee of 6.0% of the gross proceeds.
     The Company is making the sale pursuant to a shelf registration on Form S-3 (File No. 333-111818) declared effective by the Securities and Exchange Commission on March 17, 2004. The Company filed with the Securities and Exchange Commission a prospectus supplement dated August 10, 2005 for this offering pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. This filing is neither an offer to sell nor the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. The offering may be made only by means of the prospectus supplement and the accompanying prospectus. The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, Placement Agency Agreement and Warrant attached hereto as an Exhibit. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Placement Agency Agreement, dated August 10, 2005, by and between the Company and S.G. Cowen & Co., Inc.

10.2	Form of Subscription Agreement between the Company and each investor.

10.3	Form of Warrant between the Company and its transfer agent

99.1	Press Release dated August 11, 2005 announcing the transaction.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: August 10, 2005	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President, Chief
Financial Officer and Secretary

S-1